[GOLDEN TELECOM LETTERHEAD]

FOR IMMEDIATE RELEASE

Golden Telecom Announces the Appointment of Chief Financial Officer

MOSCOW, Russia (February 1, 2006). Golden Telecom, Inc. (NASDAQ: GLDN), today announced that Boris Svetlichny, a United States citizen, has been appointed as Senior Vice President, Chief Financial Officer (CFO) and Treasurer of Golden Telecom, Inc. In January 2006, the Company had appointed Nikolay Tokarev, Financial Director of Russia, as interim CFO and Treasurer of the Company until Mr. Svetlichny commences his responsibilities, which is expected to be no later than March 15, 2006.

From October 2004 to the present time, Mr. Svetlichny served as the Financial Controller of Bulgarian Telecommunications Company Plc (“BTC”), the Bulgarian incumbent telecommunications operator. Prior to joining BTC, Mr. Svetlichny was a Partner from 2003 to 2004 with VSRK Associates Ltd., a United Kingdom based management consulting company. From 2000 to 2003, Mr. Svetlichny was the Director and Vice President of Finance of Ventelo (UK) Ltd., and from 1994 to 2000, Mr. Svetlichny served in a variety of positions with Global Telesystems, Inc. (GTS), including Director of Finance of GTS’ Business Services and Finance Director of Sovintel. GTS was the former parent of Golden Telecom. Mr. Svetlichny holds a BBA in Accounting from the University of Massachusetts and a MSIA (MBA) from Carnegie-Mellon University.

Jean-Pierre Vandromme, Chief Executive Officer of Golden Telecom, Inc. commented: “We believe that Boris possesses both the experience and technical knowledge required for the demanding CFO position at Golden Telecom. His previous work experience and his familiarity with our largest subsidiary, Sovintel, will be invaluable, and we look forward to Boris’ return to the Company.”

Boris Svetlichny added: “This is an exciting move for me. I am glad to rejoin the Company with which I am familiar and where I know many of the employees. Golden Telecom has excellent growth potential, as well as a strong reputation for corporate governance, and I am looking forward to making my own contribution to the further development of Golden Telecom in Russia and the CIS.”

About Golden Telecom (www.goldentelecom.com)

Golden Telecom, Inc., (NASDAQ: “GLDN”) is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States (“CIS”). The Company offers voice, data and Internet services to corporations, operators and consumers using its metropolitan overlay network in major cities including Moscow, Kiev, St. Petersburg, Nizhny Novgorod, Samara, Kaliningrad, Krasnoyarsk, Almaty, and Tashkent, and via intercity fiber optic and satellite-based networks, including approximately 252 combined access points in Russia and other countries of the CIS. The Company offers mobile services in Kiev and Odessa.

Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements include those on Mr. Svetlichny’s expected contribution to the Company’s growth and development. It is important to note that such statements involve risks and uncertainties, which may cause outcomes to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the possibility that Mr. Svetlichny will not contribute to the Company’s development, as expected. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company’s filings with the U.S. Securities and Exchange Commission including the Company’s quarterly reports on Form 10-Q, current reports on Form 8-K filed during 2005, and the Company’s annual report on Form 10-K for the year ended December 31, 2004.

For additional information please contact:

Public relations:
Anna Chin Go Pin
e-mail: achin@gldn.net
tel.: +7-495-797-9300;
fax: +7-495-797-9332

Investor Relations:
Ranjit Singh
e-mail: ir@gldn.net
tel.:+7-495-797-9300;
fax:+7-495-797-9331

www.goldentelecom.com
www.goldentelecom.ru